            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give to the Payor--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: that is, 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------- ---------------------------------------

                               Give the
 For this Type of Account:     Social
                               Security
                               Number of--
------------------------------------------------
1. An individual's account     The individual
2. Two or more individuals     The actual owner
 (joint account)               of
                               the account or,
                               if combined
                               funds, the first
                               individual on the
                               account (1)
3. Husband and Wife            The actual owner
 (joint account)               of the account
                               or, if
                               joint funds,
                               either person (1)
4. Custodian account of a      The minor (2)
 minor (Uniform Gift to Minor
 Act)
5. Adult and minor             The adult, or, if
 (joint account)               the minor is the
                               only contributor,
                               the
                               minor (1)
6. Account in the name of      The ward, minor,
 guardian or committee for a   or incompetent
 designated ward, minor, or    person (3)
 incompetent person
7. a. The usual revocable      The grantor-
  savings trust account        trustee (1)
  (grantor is also trustee)
   b. So-called trust account  The actual owner
  that is not a legal or       (1)
  valid
  trust under State law
8. Sole proprietorship         The owner (4)
 account

                               Give the
 For this Type of Account:     EMPLOYER
                               IDENTIFICATION
                               Number of--
                                        --------
 9. A valid trust, estate or   The legal entity
 pension trust                 (Do not furnish
                               the identifying
                               number
                               of the personal
                               representative or
                               trustee unless
                               the
                               legal entity
                               itself is
                               not designated in
                               the account
                               title.) (5)
10. Corporate account          The corporation
11. Religious, charitable, or  The organization
  educational organization
  account
12. Partnership account held   The partnership
  in
  the name of the business
13. Association, club, or      The organization
  other
  tax-exempt organization
14. A broker or registered     The broker or
  nominee                      nominee
15. Account with the           The public entity
  Department of Agriculture
  in
  the name of a public entity
  (such as a State or local
  government, school
  district,
  or prison) that receives
  agricultural program
  payments


---------------------------------------

                                        ---------------------------------------
(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's Social Security number or employer identification number.
(4) Show your individual name. You may also enter your business name. You may use your Social Security number or employer identification number.
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    Page 2
Obtaining a Number
If you do not have a Taxpayer Identification Number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on ALL payments include the following:
  . A corporation.
  . A financial institution.
  . An organization exempt from tax under section 501(a) of the Internal Reve-nue Code of 1986, as amended (the "Code"), or an individual retirement plan.
  . The United States or any agency or instrumentality thereof.
  . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
  . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  . An international organization or any agency or instrumentality thereof.
  . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
  . A real estate investment trust.
  . A common trust fund operated by a bank under section 584(a) of the Code.
  . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
  . An entity registered at all times under the Investment Company Act of
    1940.
  . A foreign central bank of issue.
  . A futures commission merchant registered with the Commodity Futures Trad-
    ing Commission.
 Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
  . Payments to nonresident aliens subject to withholding under section 1441 of the Code.
  . Payments to partnerships not engaged in a trade or business in the U.S.
    and which have at least one nonresident partner.
  . Payments of patronage dividends where the amount received is not paid in money.
  . Payments made by certain foreign organizations.
  . Payments made to an appropriate nominee.
  . Section 404(k) payments made by an ESOP.
 Payments of interest not generally subject to backup withholding include the following:
  . Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not pro-vided your correct taxpayer identification number to the payer.
  . Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).
  . Payments described in section 6049(b)(5) of the Code to nonresident al-
    iens.
  . Payments on tax-free covenant bonds under section 1451 of the Code.
  . Payments made by certain foreign organizations.
  . Payments of mortgage interest to you.
  . Payments made to an appropriate nominee.
Exempt payees described above should file substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYOR. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYOR. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYOR A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).
 Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.
Privacy Act Notice.--Section 6109 requires most recipients of dividend, inter-est, or other payments to give correct Taxpayer Identification Numbers to payor who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payor must be given the numbers whether or not recip-ients are required to file a tax return. Payor must generally withhold 31 per-cent of taxable interest, dividend, and certain other payments to a payee who does not furnish a correct Taxpayer Identification Number to payor. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your correct Taxpayer Identification Number to payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Failure to Report Certain Dividend and Interest Payments.--If you fail to include any portion of an includible payment for interest, dividends, or pat-ronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 20 percent on any portion of an underpayment attributable to that failure unless there is clear and convincing evidence to the contrary.
(3) Civil Penalty for False Information with Respect to Withholding.--If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.
(4) Criminal Penalty for Falsifying Information.--Willfully falsifying certi-fications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE